SECOND AMENDMENT OF OFFICE LEASE AGREEMENT


     This Second Amendment of Office Lease Agreement ("Amendment") is entered into by and between CITY OF SEATTLE, a municipal corporation ("Landlord"), as Landlord, and MICROVISION, INC. ("Tenant"), as Tenant, under that certain office Lease Amendment dated January 26, 1996 and that certain Lease Agreement ("Lease"), dated December 22, 1995, between the parties hereto.

                                 R E C I T A L S

     A. Landlord and Tenant desire to increase the square footage of the Premises and to amend those sections of the Lease which are affected by the change in square footage.

     B. Except as may be expressly provided otherwise in this Amendment, capitalized terms in this Amendment shall have the meaning given such terms in the Lease.

     NOW, THEREFORE, Landlord and Tenant agree as follows:

1. Amendments.

     1.1 Section 1.3 of the Lease is amended and restated in its entirety to read as follows:

          1.3 Premises. The "Premises" shall mean the space commonly known as Suite 100, consisting of approximately 11,851 net rentable square feet located on the first floor of the Building and depicted on the floor plan attached to this Lease as Exhibit B. Approximately 2,439 square feet of the "Premises" consists of the Pocket Space described in Section 2.2. The Pocket Space is depicted on Exhibit B. Landlord represents that the Premises, upon substantial completion of tenant improvements, if any, shall materially comply with all applicable codes, regulations, ordinances and laws including without limitation the American With Disabilities Act.

     1.2 Section 1.4 of the Lease is amended and restated in its entirety to read as follows:

          1.4 Tenant's Share. "Tenant's Share" shall mean "Tenant's Share of the Building" or "Tenant's Share of the Property," as applicable. "Tenant's Share of the Building" shall initially mean nine point six-seven percent (9.67%). "Tenant's Share of the Property" shall initially mean three point three-zero percent (3.30%). Commencing on the earlier of July 1, 1997 or the date on which Tenant first occupies all or any portion of the Pocket Space, "Tenant's Share of the Building" shall automatically be increased to twelve


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point one-eight percent (12.18%) and "Tenant's Share of the Property" shall be automatically increased to four point one-six percent (4.16%). "Tenant's Share of the Building" is calculated by dividing the net rentable area of the Premises by the net rentable area of the Building (approximately 97,300 net rentable square feet). "Tenant's Share of the Property" is calculated by dividing the net rentable area of the Premises by the net rentable area of the Property (approximately 285,079 net rentable square feet). In the event the rentable area of the Premises, Building, or Property is altered, Landlord shall adjust Tenant's Share of the Building, and/or Tenant's Share of the Property, as the case may be, to properly reflect such event.

     1.3 Section 1.9 of the Lease is amended and restated in its entirety to read as follows:

          1.9 Base Rent. "Base Rent" from February 17, 1997 until June 30, 1997, shall initially mean Seven Thousand Two Hundred Fifty-five and 08/100 Dollars ($7,255.08) per month. No base rent will be payable on the pocket space until the earlier of it being occupied or July 1, 1997. Commencing July 1, 1997, or upon occupancy, the "Base Rent" shall be increased to a total of Nine Thousand One Hundred Thirty-one and 15/100 Dollars ($9,135.15) per month. If such Pocket Space is used for storage purposes, the rental rate, until July 1, 1997, will be charged at $6.00 per rentable square foot occupied. Base Rent shall be payable as provided in Section 4.

     1.4 Section 1.12 of the Lease is amended and restated in its entirety to read as follows:

          1.12 Security Deposit. "Security Deposit" shall mean Nine Thousand One Hundred Thirty-one and 15/100 Dollars ($9,135.15). The Security Deposit shall be deposited with Landlord in accordance with Section 5 of the Lease.

     1.5 Section 1.13 of the Lease is amended and restated in its entirety to read as follows:

          1.13 Parking. Subject to Section 31 of the Lease, Landlord shall provide Tenant twenty-three (23) unassigned parking in the parking area(s) servicing the Building at no additional cost to Tenant.

     1.6 Section 2.2 of the Lease is amended and restated in its entirety to read as follows:

          2.2 Pocket Space. Tenant shall have the right to "pocket" until July 1, 1997 that portion of the Premises consisting of approximately 2,439 square feet and depicted on Exhibit B as the Pocket Space ("Pocket Space"). No Base Rent or Additional Rent shall


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be payable for the Pocket Space until the earlier of July 1, 1997 or the date on which Tenant first occupies all or any portion of the Pocket Space. Landlord shall not be required to perform any work or make any improvements to the Pocket Space except as may be expressly provided in Exhibit C. Notwithstanding anything to the contrary in this Lease prior to the date on which Base Rent and Additional Rent becomes payable under this Section 2.2 for the Pocket Space Landlord shall have the right to enter the Pocket Space at all times upon providing reasonable notice to Tenant. After Base Rent and Additional Rent are payable for the Pocket Space, Landlord's right of access to the Pocket Space shall be as is otherwise provided in this Lease.

     1.7 Section 3.3 of the Lease is amended and restated in its entirety to read as follows:

          3.3 Extension Right. Subject to the terms and conditions of this
Section 3.3 and provided that Tenant is not in default under this Lease, either at the time of Tenant's exercise of Extension Right under this Section 3.3 and at the time the Extension Term is scheduled to commence, Tenant shall have the right ("Extension Right") to extend the term of this Lease for one (1) additional period of two (2) years (the "Extension Term") on the same terms and conditions of this Lease as are provided for the initial Term (but excluding any rent credits, allowances or free rent). The Extension Term shall commence upon the date of expiration of the initial Term of this Lease. To exercise its Extension Right, Tenant must give written notice to Landlord that Tenant is exercising its Extension Right at least 180 days before the date of expiration of the initial Term. Tenant's exercise of its Extension Right shall be null and void unless Landlord receives (i) simultaneously with Tenant's notice of exercise and (ii) at least thirty (30) days before the commencement of the Extension Term, Tenant's most recent audited and monthly unaudited financial statements, bank references, Dun & Bradstreet report, and a balance sheet certified as being true by Tenant's chief financial officer. If, in Landlord's reasonable discretion, Landlord determines from any of the foregoing material that the creditworthiness of Tenant is materially less than the creditworthiness of Tenant as of the Lease's execution date, Landlord may reject Tenant's exercise of its Extension Right by written notice to Tenant and upon such rejection Tenant's Extension Right shall immediately terminate and be of no further force or effect. Tenant further acknowledges and agrees that the amount of the Security Deposit payable by Tenant for the Extension Term shall be increased to an amount equal to the first monthly installment of Base Rent payable by Tenant during the Extension Term.

     1.8 Section 6.2 of the Lease is amended and the following language is added, in its entirety, to the end of this section:

This Lease shall be subject to all applicable zoning ordinances and to all municipal, county, state and federal laws and regulations governing or regulating the use of the Premises, including, but not limited to all applicable equal employment opportunity and


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nondiscrimination laws of the United States, the State of Washington and The
City of Seattle, including the Seattle Municipal Code (SMC), notably SMC Ch.20.44, and rules, regulations, orders and directives of the associated administrative agencies and their officers.

     1.9 Section 15 of the Lease is amended and restated in its entirety to read as follows:

     15. INSURANCE.

Prior to the commencement of use of this Amendment, Tenant shall secure and maintain, at no expense to Landlord, a policy or policies of insurance as enumerated below. Evidence of such insurance shall be delivered to the address set forth below: said policy(ies) (l) shall be subject to approval by Landlord's Risk Manager as to Company, Form and Coverage, and be primary to all other insurance Landlord may secure, and (2) must protect Landlord from any and all claims and risks in connection with any activity performed by virtue of this Lease or any use and occupancy of the Premises authorized by this Lease. Said insurance policy(ies) and subsequent renewals must be maintained in full force and effect, at no expense to Landlord, throughout the entire term of this Lease.

          (a) A policy of Commercial General Liability Insurance, written on an insurance standard occurrence form (CC 00 01), including all the usual coverages known as:

                  Premises/operation Liability
                  Products/Completed Operations
                  Personal/Advertising Injury
                  Contractual Liability
                  Owners and Contractors Protective Liability
                  Stop Gap or Employers Contingent Liability
                  Liquor Liability/Host Liquor Liability (if applicable) Fire Damage Legal

          Such policy(ies) must provide the following minimum limits:

                  Bodily Injury and Property Damage
                  ---------------------------------
                  $2,000,000 General Aggregate
                  $2,000,000 Products and Completed Operation Aggregate $2,000,000 Personal and Advertising Injury
                  $2,000,000 Each Occurrence
                  $   100,000 Fire Damage

                  Stop Gap Employers Liability
                  ----------------------------
                  $2,000,000 Each Accident


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                  $2,000,000 Disease-Policy Limit
                  $2,000,000 Disease-Each Employee

     Any deductible or self-insured retention must be disclosed and is subject to approval by Landlord's Risk Manager. The cost of any claim payments falling within the deductible shall be the responsibility of the Tenant.

          (b) A policy of Business Automobile Liability, including coverage for owned, non-owned, lease or hired vehicles (if used in or about the Buildings) written on an insurance industry standard form f(CA 00 0l) or equivalent.

     Such policy(ies) must provide the following minimum limits:

     Bodily Injury and Property Damage - $1,000,000 per accident

     Such insurance, as provided under items (1) and (2) above, shall be endorsed to include Landlord, its officers, elected officials, employees, agents and volunteers as additional insured, and shall not be reduced or canceled without forty-five (45) days prior written notice to Landlord. In addition, Tenant's insurance shall be primary as respect Landlord, and any other insurance maintained by Landlord shall be excess and not contributing insurance with the Tenant's insurance.

          (c) A policy of Worker's Compensation. As respects Workers" Compensation insurance in the State of Washington, the Tenant shall secure its liability for industrial injury to its employees in accordance with the provisions of Title 51 of the Revised Code of Washington, Tenant shall so certify by a letter signed by a corporate officer setting forth the limits of any policy of excess insurance covering its employees.

          (d) A policy of Property Insurance covering its furniture, fixtures, equipment and inventory and all improvements which it makes to the Premises in an amount equal to replacement cost thereof, against (a) loss from the perils of fire, and other risks of direct physical loss, not less than provided by the insurance industry standard "Causes of Loss-Special Form (CP 10 30), (b) Loss or damage from water damage, or sprinkler systems now or hereafter installed in on the premises (excluding flood); (c) Loss or damage by explosion of steam boilers, pressure vessels, oil or gasoline storage; (d) Business Interruption or Extra Expense, with sufficient coverage to provide for the payment of rent and other fixed costs during any interruption of Tenant's business because of fire or other cause.

          (e) Coverage and/or limits may be altered or increased as necessary, to reflect type of exposure to risk. Landlord shall have the right to periodically review the appropriateness of such limits in view of inflation and /or changing industry conditions and to require an increase in such limits upon ninety (90) day prior written notice.


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          (f) Evidence of Insurance: The following documents must be provided as evidence of insurance coverage:

               (1) A copy of the policy's declarations pages, showing the Insuring Company, policy effective dates, limits of liability and the Schedule of Forms and Endorsements.

               (2) A copy of the endorsement naming Landlord as an Additional Insured, showing the policy number, and signed by an authorized representative of the insurance company on Form CG2010 (ISO) or comparable, excluding Professional Liability Insurance.

               (3) A copy of the "Endorsement Form List" to the policy or policies showing endorsements issued on the policy, and including any company-specific or manuscript endorsements.

               (4) A copy of an endorsement stating that the coverages provided by this policy to Landlord or any other named insured shall not be terminated, reduced or otherwise, materially changed without providing at least forty-five
(45) days prior written notice to Landlord.

               (5) A copy of a "Separation of Insureds" or "Severability of Interests" clause, indicating essentially that, except with respect to the limits of insurance, and any rights or duties specifically assigned to the first named insured, this insurance applies as if each named insured were the only named insured, and separately to each insured against whom claim is made or suit is brought (Commercial General Liability & Business Automobile Liability Insurance). All policies shall be subject to approval by Landlord's Risk Manager as to company (must be rated A-VII or higher in the A.M. Best's Key Rating Guide and licensed to do business in the State of Washington or issued as a surplus line by a Washington surplus lines broker), form and coverage, and primary to all other insurance.

          (g) If Tenant fails to maintain such insurance, Landlord may do so, and Tenant shall reimburse Landlord for the full expense thereof upon demand. Tenant shall not keep or use in or about the Premises any article which is prohibited by Landlord's insurance policy. Tenant shall pay immediately any increase in Landlord's premiums for insurance during the term of this Lease which results from Tenant's use of the Premises.

2. Improvements to Expansion Space. The Landlord will contribute Two Thousand Eight Hundred Ten and 00/100 Dollars ($2,810.00) towards the Improvements to the expansion space as shown on Exhibit B. Tenant will receive payment of such amount after


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written notice of completion of Improvements and proof of costs incurred towards such Improvements have been received by Landlord.

3. Expense Contribution. The Landlord will contribute Five Hundred Dollars and 00/100 ($500.00) towards expenses and fees associated with the expansion of Tenant based on this amendment.

4. Entire Amendment. This Amendment sets forth the entire agreement of the parties with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors and interests.

5. Acknowledgment. The parties hereto each acknowledge that except as expressly modified by this Amendment, all the terms and conditions of the Lease remain unchanged and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Lease and this Amendment the terms and provisions of this Amendment shall control.

6. Exhibits. Exhibit B attached hereto is incorporated herein by this reference. Exhibit B supersedes and replaces the previous Exhibit B to the Lease.

     DATED this 26th day of February, 1997.

                                   TENANT:

                                   MICROVISION, INC.


                                   By: RICHARD A. RAISIG
                                       ----------------------------------------
                                   Its: CFO
                                        ---------------------------------------


                                   LANDLORD:

                                   THE CITY OF SEATTLE


                                   By: /s/
                                       ----------------------------------------
                                   Its: Executive Services Director
                                        ---------------------------------------


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